Exhibit 10.22

SECOND AMENDMENT TO
SOTHEBY’S HOLDINGS, INC.
2003 RESTRICTED STOCK PLAN

          THIS SECOND AMENDMENT to the Sotheby’s Holdings, Inc. 2003 Restricted Stock Plan (“Second Amendment”), dated the 7th day of November, 2005, is adopted by Sotheby’s Holdings, Inc. (the “Corporation”).

RECITALS:

          A. The Sotheby’s Holdings, Inc. 2003 Restricted Stock Plan (the “Plan”) was adopted by the Compensation Committee of the Board of Directors of the Corporation on February 18, 2003 and approved by the shareholders of the Corporation at the Corporation’s 2003 Annual Meeting of Shareholders on April 29, 2003.

          B. Pursuant to Section 8.1 of the Plan, the Corporation has the authority to amend the Plan. The Corporation desires to and does hereby amend the Plan, as hereinafter set forth, to provide that, as a result of the Corporation’s recapitalization plan announced September 8, 2005, the Class B Shares which are the subject of Restricted Stock Awards under the Plan have been automatically converted to Class A Shares. Accordingly, the Plan is amended (1) to clarify that only Class A Shares are available for issuance as Restricted Stock Awards under the Plan; (2) to change various Plan references from Class B Common Stock to Class A Common Stock as provided below, and (3) to make such other changes as the Corporation desires.

          NOW, THEREFORE, the Plan is hereby amended as follows:

          1.         Section 2.7 of the Plan is amended in its entirety by substituting the following:

“2.7 Class A Common Stock means the Class A Limited Voting Common Stock of the Corporation, par value $0.10 per share, entitling every holder thereof, on all matters submitted to a vote of the shareholders of the Corporation, to cash one vote for each share standing in his name.”

2.	Section 2.8 referencing Class B Common Stock is deleted in its entirety.

3.	Section 2.10 is amended in its entirety by substituting the following:

“2.10 Common Stock means the Class A Common Stock.”

4.	Section 2.21 is amended in its entirety by substituting the following:

“2.21 Fair Market Value means the value of each share of Restricted Stock, determined for a particular date as follows:

          (a)     if the Class A Common Stock is listed or admitted for trading on any United States national securities exchange, the value of each share of Restricted Stock shall be the closing price per share of Class A Common Stock on such exchange (or, if listed on more than one United States exchange, the principal said exchange) on the relevant Valuation Date hereunder;

          (b)     if the Class A Common Stock is not traded on any United States national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (the “NASDAQ System”) or any similar system of automated dissemination of quotations of prices in common use, the value of each share of Restricted Stock shall be the price per share equal to the mean between the closing high bid and the low asked quotations on such system on the relevant Valuation Date hereunder;

          (c)     if neither paragraph (a) nor paragraph (b) of this definition is applicable, the value of each share of Restricted Stock shall be the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied, on the last day of the relevant Fiscal Year immediately preceding the relevant date hereunder.”

5.	Section 2.31 is amended in its entirety by substituting the following:

“2.31 Restricted Stock means those shares of Class A Common Stock made the subject of any Award granted pursuant to the Plan.”

6.	Section 4.1 is amended in its entirety by substituting the following:

“4.1 Shares Subject to the Plan. The Restricted Stock to be made the subject of Awards granted under the Plan shall be shares of the Corporation’s authorized but unissued or reacquired Class A Common Stock. Subject to adjustment as provided in Section 8.3 hereof, the aggregate number of shares of Class A Common Stock that may be issued by the Corporation under the Plan is 2,000,000 shares of Class A Common Stock. The aggregate number of shares of Restricted Stock outstanding at any time shall not exceed the relevant number of shares of Class A Common Stock remaining available for issuance under the Plan.”

7.	Sections 7.7 and 7.8 are deleted in their entirety.

8.	Section 9.3 is deleted in its entirety.

9.	The effective date of this Amendment is September 8, 2005

          IN WITNESS WHEREOF, this Amendment is hereby executed as of the day and year first above written.

SOTHEBY’S HOLDINGS, INC.

By:	/s/ Susan Alexander

Its: Executive Vice President, Human Resources